HARTFORD SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

HARTFORD SERIES FUND, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors (“Board of Directors”) of the Corporation by Section 2-208 of the Maryland General Corporation Law and the charter (“Charter”) of the Corporation, the Board of Directors, by resolutions duly adopted at a meeting duly called and held, classified 10,000,000 authorized but unissued shares of common stock, par value $0.001 per share (the “Common Stock”), without further classification or designation, as shares of the new series and classes set forth below, having the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of undesignated Common Stock as set forth in the Charter:

New Series	Class	Additional Shares
Hartford Small Cap Growth HLS Fund	Class IA	500,000,000
Hartford Small Cap Growth HLS Fund	Class IB	200,000,000

SECOND: Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of authorized shares of Common Stock is 96,925,000,000, of which 33,940,000,000 are shares of Common Stock without further classification or designation and 62,985,000,000 are shares of Common Stock classified and designated as follows:

Series and Class	Number of Shares
Hartford Balanced HLS Fund Class IA Class IB Class IC	8,500,000,000 1,000,000,000 200,000,000

Hartford Capital Appreciation HLS Fund Class IA Class IB Class IC	4,250,000,000 750,000,000 450,000,000

Series and Class	Number of Shares
Hartford Disciplined Equity HLS Fund Class IA Class IB Class IC	3,300,000,000 200,000,000 110,000,000

Hartford Dividend and Growth HLS Fund Class IA Class IB Class IC	3,500,000,000 500,000,000 200,000,000

Hartford Global Growth HLS Fund Class IA Class IB Class IC	3,200,000,000 200,000,000 200,000,000

Hartford Healthcare HLS Fund Class IA Class IB	600,000,000 200,000,000

Hartford High Yield HLS Fund Class IA Class IB	2,600,000,000 200,000,000

Hartford International Opportunities HLS Fund Class IA Class IB Class IC	2,000,000,000 625,000,000 200,000,000

Hartford MidCap HLS Fund Class IA Class IB Class IC	1,800,000,000 600,000,000 200,000,000

Hartford MidCap Value HLS Fund Class IA Class IB	800,000,000 400,000,000

Series and Class	Number of Shares
Hartford Small Cap Growth HLS Fund Class IA Class IB	500,000,000 200,000,000

Hartford Small Company HLS Fund Class IA Class IB	1,125,000,000 375,000,000

Hartford Stock HLS Fund Class IA Class IB Class IC	3,000,000,000 1,000,000,000 200,000,000

Hartford Total Return Bond HLS Fund Class IA Class IB	4,400,000,000 600,000,000

Hartford Ultrashort Bond HLS Fund Class IA Class IB	12,000,000,000 2,000,000,000

Hartford Value HLS Fund Class IA Class IB	600,000,000 200,000,000

THIRD: The shares of Common Stock described in Article FIRST above have been classified by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of the 14th day of February, 2024.

ATTEST:		HARTFORD SERIES FUND, INC.

By:	/s/ Alice A. Pellegrino Alice A. Pellegrino Assistant Secretary	By:	/s/ Thomas R. Phillips Thomas R. Phillips Vice President